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                                                                  EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of AmeriCredit Corp. on Form S-8 (File Nos. 33-41203, 33-48162, 33-56501 and 33-01111)and Form S-3 (File Nos. 33-52679 and 33-57517) of our report dated August 7, 1996, on our audits of the consolidated financial statements as of June 30, 1996 and 1995, and for the years ended June 30, 1996, 1995 and 1994, which report is incorporated by reference in this Annual Report on Form 10-K.

COOPERS & LYBRAND, L.L.P.


Fort Worth, Texas
September 23, 1996